Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned, being a director and/or officer of The Williams Companies, Inc., a Delaware corporation (“Williams”), hereby constitutes and appoints James J. Bender, Brian K. Shore, Tami L. Carson, and Richard M. Carson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a registration statement on Form S-3 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of various securities of Williams or its consolidated subsidiaries (including without limitation debt securities, preferred stock, common stock, purchase contracts, warrants, or units) and any and all amendments to such registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has executed this instrument on this 19th day of May, 2006.

Signature	Title	Date

/s/ Steven J. Malcolm Steven J. Malcolm	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 19, 2006
/s/ Donald R. Chappel Donald R. Chappel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 19, 2006
/s/ Ted T. Timmermans Ted T. Timmermans	Controller (Principal Accounting Officer)	May 19, 2006
/s/ Irl F. Engelhardt Irl F. Engelhardt	Director	May 19, 2006
/s/ William R. Granberry William R. Granberry	Director	May 19, 2006
/s/ William E. Green William E. Green	Director	May 19, 2006

/s/ Juanita H. Hinshaw Juanita H. Hinshaw	Director	May 19, 2006
/s/ W.R. Howell W.R. Howell	Director	May 19, 2006
/s/ Charles M. Lillis Charles M. Lillis	Director	May 19, 2006
/s/ George A. Lorch George A. Lorch	Director	May 19, 2006
/s/ William G. Lowrie William G. Lowrie	Director	May 19, 2006
/s/ Frank T. MacInnis Frank T. MacInnis	Director	May 19, 2006
/s/ Janice D. Stoney Janice D. Stoney	Director	May 19, 2006
/s/ Joseph H. Williams Joseph H. Williams	Director	May 19, 2006
ATTEST:

/s/ Brian K. Shore

Brian K. Shore
Secretary